UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: December 7, 2009


                        LEGACY TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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

              Colorado                                  000-50294                               84-1426725
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)
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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (303) 422-8127
                                 --------------
               Registrant's telephone number, including area code


                172 Stanwell Street, Colorado Springs, CO 80906
                -----------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                         SECTION 5 - CORPORATE GOVERANCE

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment

Chief Executive Officer & Sole Director

On December 7, 2009, Mr. Larry Henson was appointed the Chief Executive Officer and a Director of Legacy Technology Holdings, Inc. ("the Company").

Mr. Henson graduated from the University of Georgia with a BBA in Marketing and Accounting in 1970. He has been a Licensed General Contractor in Florida since 1973. Over the last 35 years he has been involved in building and developing properties in Florida, Georgia and South Carolina.

                            SECTION 8 - OTHER EVENTS

ITEM 8.01 - Other Events

Shareholders' Meeting

On December 7, 2009, the Company, pursuant to a Notice and Court Order issued by the District Court, El Paso County, Colorado held a Special Meeting of its Shareholders in order to elect an officer and a director of the Company, after the resignation of the Company's former officers and directors in July 2009. The meeting was held at 7609 Ralston Road, Arvada, Colorado and called to order at 10:15 AM.

At such meeting, a quorum of was present in accordance with the Notice and Court Order, which was 734,917 shares of the 3,631,772 issued and outstanding. At the meeting, Mr. Larry Henson was appointed the sole director of the Company and the Chief Executive Officer, see Item 5.02, above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                        LEGACY TECHNOLOGY HOLDINGS, INC.



                               By: /s/Larry Henson
                               -------------------
                                      Larry Henson, Chief Executive Officer


Date: December 8, 2009